UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

IAC INC.

(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2025, Dotdash Meredith Inc. (the “Borrower”), a subsidiary of IAC Inc., and certain of its subsidiaries entered into that certain Incremental Assumption Agreement and Amendment No. 2 (the “Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (“JPMorgan”), amending that certain Credit Agreement, dated as of December 1, 2021 (as previously amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the lenders and issuing banks party thereto from time to time and JPMorgan, as administrative agent and collateral agent.

Pursuant to the Amendment, all of the outstanding term A loans under the Credit Agreement (the “Existing Term A Loans”) were refinanced and replaced with $350,000,000 of new term A loans (the “New Term A Loans”). The Amendment further provided for a new $150,000,000 revolving credit facility (the “New Revolving Facility”), which replaces the Borrower’s existing $150,000,000 revolving credit facility (the “Existing Revolving Facility”). The proceeds of the New Term A Loans will be used to repay the Existing Term A Loans and for general corporate purposes. The Existing Revolving Facility was undrawn at the time of the closing of the Amendment. The New Revolving Facility and New Term A Loans have substantially similar terms as the Existing Revolving Facility and Existing Term A Loans, respectively, except with respect to interest rate, maturity and amortization, as described below.

Borrowings under the New Revolving Facility and the New Term A Loans bear interest at the option of the Borrower at either (a) a base rate or (b) the applicable term benchmark rate, in each case plus an applicable margin. The applicable margin for the New Revolving Facility and the New Term A Loans is, in each case, initially 1.00% for base rate loans and 2.00% for term benchmark loans, and then, on and after the first adjustment date, a percentage ranging from (A) 0.25% to 1.25% for base rate borrowings and (B) 1.25% to 2.25% for term benchmark borrowings, with the applicable margin in each instance depending on the consolidated net leverage ratio of the Borrower. The credit spread adjustment applicable to term benchmark loans was eliminated with respect to revolving loans made pursuant to the New Revolving Facility and the New Term A Loans. The maturity date of the New Revolving Facility and the New Term A Loans is May 14, 2030 (the “Scheduled Maturity Date”), subject, in each case, to a springing maturity date, which provides that (i) if on the 91st day prior to the maturity date of the term B-1 loans (the “Springing Maturity Date”), any term B-1 loans with a maturity date that is not at least 91 days after the Scheduled Maturity Date are outstanding, the Scheduled Maturity Date will become the Springing Maturity Date and (ii) (x) if any term B-1 loans are refinanced with indebtedness that matures prior to 91 days after that Scheduled Maturity Date and (y) on the date that is 91 days prior to the final stated maturity date of any such refinancing indebtedness (the “Refinancing Springing Maturity Date”), any such refinancing indebtedness is outstanding, the Scheduled Maturity Date will become the Refinancing Springing Maturity Date.

The New Term A Loans will require quarterly amortization payments of (in each case, on a per annum basis) 5.00% of the original principal amount thereof as of September 30, 2025 to and including December 31, 2027, 10.00% of such original principal amount thereof as of March 31, 2028 to and including December 31, 2028 and 15.00% of such original principal amount thereof as of March 31, 2029 to and including March 31, 2030.

The Borrower is required to pay a commitment fee to the lenders under the New Revolving Facility in respect of unutilized commitments thereunder. The commitment fee will initially be 0.35% and then, on and after the first adjustment date, a fee ranging from 0.20% to 0.40%, depending on the Borrower’s consolidated net leverage ratio. In addition, the Borrower will be required to pay customary fees in connection with the issuance of letters of credit.

The Borrower is required to maintain a consolidated net leverage ratio of no greater than 5.50 to 1.00, subject to certain increases for qualifying material acquisitions, for which (a) $1.00 or more of outstanding revolving loans under the New Revolving Facility, or New Term A Loans, are outstanding or (b) the outstanding face amount of undrawn letters of credit, excluding certain cash collateralized letters of credit, exceeds $25,000,000. Solely with respect to the calculation of the consolidated net leverage ratio for the purposes of the foregoing financial covenant and the pricing of the New Revolving Facility and New Term A Loans, the amount of unrestricted cash and cash equivalents that may be deducted in the calculation of indebtedness was increased from $250,000,000 to $330,000,000.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Incremental Assumption Agreement and Amendment No. 2 to Credit Agreement, dated May 14, 2025, by and among Dotdash Meredith Inc., as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

104.0	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC INC.

By:	/s/ Kendall Handler
Kendall Handler
Executive Vice President, Chief Legal Officer & Secretary

Date: May 19, 2025